UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)		75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
          On July 30, 2009, our wholly-owned subsidiaries Digital Recorders, Inc. (“DR”) and TwinVision of North America, Inc. (“TVna” and, collectively with DR, each a “Borrower” and collectively, the “Borrowers”) and DRI Corporation (the “Company”) entered into Amendment No. 4 to Revolving Credit and Security Agreement (the “PNC Amendment”) with the financial institutions party thereto, as Lenders, and PNC Bank, National Association (“PNC”), as agent for the Lenders. The PNC Amendment amends the terms of the Revolving Credit and Security Agreement, dated June 30, 2008, between the Borrowers, the Company, the Lenders and PNC (the “PNC Facility”).
          The material terms of the PNC Amendment are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On July 30, 2009, the Borrowers, the Company and PNC agreed to the PNC Amendment which allows the Borrowers to include “Eligible Foreign Receivables” (as defined in the PNC Facility) in calculating the amounts available to be advanced under the PNC Facility. Under terms of the PNC Amendment, in calculating amounts available to be advanced, the Borrowers may include up to 75% of “Eligible Foreign Receivables”, limited to the lesser of $2.5 million in the aggregate or the aggregate amount of coverage under Acceptable Credit Insurance Policies (as defined in the PNC Amendment) that the Borrowers have with respect to Eligible Foreign Receivables, as determined by PNC in its reasonable discretion.
          Under the PNC Amendment, Eligible Foreign Receivables is generally defined as and shall include, with respect to each Borrower, each Receivable (as defined in the PNC Facility) of such Borrower which, among other things (i) is subject to a credit insurance policy that is satisfactory to PNC in form and substance and designates PNC as loss payee and (ii) arises out of a sale to a customer of the Borrowers or the Company located in the Netherlands or Belgium.
          All other terms and conditions of the PNC Facility remain the same.
ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Amendment No. 4 to Revolving Credit and Security Agreement, dated as of July 30, 2009, by and between Digital Recorders, Inc., TwinVision of North America, Inc., DRI Corporation, the financial institutions party thereto and PNC Bank, National Association.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: August 5, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary